QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No's. 333-05873, 033-76120, 333-05959, 033-76122, 333-05957, 333-18935, 333-18883, 333-18885, 333-30841, 333-30211, 333-31901, 333-31895, 333-43757, 333-60365, 333-91995, 333-84751, 333-40914, 333-48116, 333-60862, 333-116421 and 333-116423 on Forms S-8 and Registration Statement No's. 033-94532, 333-09109, 333-50775, 333-50777 and 333-53351 on Forms S-3 of our reports dated March 11, 2005, relating to the financial statements and financial statement schedule of Spherion Corporation, and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Spherion Corporation for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
March 14, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM